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                                   EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT


                                                State or other
                                                Jurisdiction of
         Subsidiaries                            Incorporation
         ------------                            -------------
    Cedar Corporation                             Nevada
    Cedro de Mexico, S.A. De C.V.                 Mexico
    Condor D.C. Power Supplies, Inc.              California
    Industrias SL, S.A. de C.V                    Mexico
    PDQ Corporation                               New Jersey
    SL Ameritech Plastics, Inc.                   New York
    SL Auburn, Inc.                               New York
    SL Delaware, Inc.                             Delaware
    SL International (FSC), Inc.                  U.S. Virgin Islands
    SL Modern Hard Chrome, Inc.                   New Jersey
    SL Montevideo Technology, Inc.                Minnesota
    SL Piping Systems, Inc. (a)                   Delaware
    SL Waber, Inc.                                New Jersey
    Teal Electronics Corporation                  California
    Waber de Mexico, S.A. De C.V.                 Mexico
    Waber Power, LTD(b)                           Connecticut


      All of the registrant's subsidiaries are included in the consolidated financial statements for the year ended July 31, 1996.

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(a)   Disposed on February 20, 1996.

(b)   Formerly SL Electrostatic Technology, Inc.